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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:    December 12, 1998

                               /s/ Paul J. Duggan
                               Paul J. Duggan, an individual


                               Jackson Boulevard Capital Management, Ltd.

                                  By: /s/ Paul J. Duggan
                                       Paul J. Duggan, President


                               Jackson Boulevard Equities, L.P.

                                  By:  Jackson Boulevard Capital
                                       Management, Ltd., General Partner

                                  By: /s/ Paul J. Duggan
                                       Paul J. Duggan, President


                               Jackson Boulevard Investments, L.P.

                                  By: Jackson Boulevard Capital Management, Ltd General Partner

                                  By: /s/ Paul J. Duggan
                                       Paul J. Duggan, President


                                      /s/ Vincent Cainkar
                                       Vincent Cainkar, an individual

                                      /s/ J. Dennis Huffman
                                       J. Dennis Huffman, an individual